STOCK  OPTION  AGREEMENT
                             (KENNETH W. LANGSTON)

     THIS STOCK OPTION AGREEMENT (the "Agreement") is made as of the 19th day of August, 2010 by and between the person whose signature appears on the signature page hereof under the caption "Optionor" ("Optionor") and AvStar
                                                           --------
Aviation  Group,  Inc.,  a  Colorado  corporation  ("Optionee").
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     RECITALS:

     WHEREAS, Optionor received 6.3 million shares (the "Owned Shares") of the common stock in Optionee ("Common Stock") in connection with Optionee's acquisition of all of the outstanding shares in Twin Air Calypso Limited, Inc., a Florida corporation; and

     WHEREAS, Optionee desires Optionor to grant in favor of Optionee, and Optionor is willing to grant in favor of Optionee, a stock option in all shares of Common Stock owned by Optionor, whereby Optionee (at its option) may purchase a portion of the such shares on the terms and conditions specified herein;

     AGREEMENT:

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, $10.00, and other good and valuable consideration (the receipt, adequacy and sufficiency of which Optionor hereby acknowledges), each of Optionor and the Optionee hereby agrees as follows:

     1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the respective definitions assigned to them immediately below:

"Purchasable Shares" shall mean the difference between the number of Owned Shares, minus the number of Retained Shares.

"Retained  Shares"  shall  mean:

     * 2,573,550 shares of Common Stock (the "Maximum Number of Shares"), if the Market Value is less than $0.17; or
     * a number of shares of Common Stock equal to the quotient obtained by dividing $437,500, by the Market Value, if the Market Value is equal to or greater than $0.17 but less than $2.00; or
     * 218,750 shares of Common Stock (the "Minimum Number of Shares"), if the Market Value is equal to or greater than $2.00.

"Market Value" per share of Common Stock shall mean the average of the daily Closing Price for the Common Stock for the 20 Trading Days before the date on which Optionee gives written notice to the Optionor pursuant to Sections 6 and 9 of this Agreement of Optionee's exercise of the Option, as defined herein.

"Closing Price" on a given day shall mean the last sale price regular way or, in case no such reported sales take place on such day, the average of the last reported bid and ask prices, regular way, in either case on the principal national securities exchange or the NASDAQ/National Market System on which the shares of Common Stock are admitted to trading or listed, or if not so admitted or listed, the mean between the low bid and high asked prices as reported by NASDAQ or other similar organization if NASDAQ is no longer reporting such information, or if NASDAQ or other similar organization does not so report such information, the mean between the low bid and high asked prices as reported by the Pink Sheets, or if none of the foregoing is applicable, then on the basis of the then market value of the Common Stock as shall be reasonably determined by the Board of Directors of Optionee.

"Trading Day" shall mean a day on which the principal national securities exchange on which shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of such Common Stock are not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the Borough of Manhattan, City and State of New York, are not authorized or obligated by law or executive order to close.

     2. GRANT OF STOCK OPTION. For $10.00, and other good and valuable consideration (the receipt, adequacy and sufficiency of which Optionor hereby acknowledges), Optionor hereby grants an option (the "Option") in favor of Optionee, under the terms and conditions hereinafter specified, to acquire, at any time or from time to time during the term of the Option set forth in Section 3 below, the number of Purchasable Shares owned by Optionor as determined in accordance with Section 1 above, free and clear of all encumbrances, security interests, liens, charges, claims and restrictions on the transfer thereof. The shares of Shares subject to the Option are referred to hereafter as the "Option Shares." Optionee shall have no right pursuant to this Agreement to acquire the Retained Shares, which Optionee shall be entitled to retain.

     3. TERM. The Option shall become effective on the date hereof and shall continue for one year thereafter. If Optionor does not exercise the Option within one year after the date hereof, then the Option shall expire and become null and void.

     4. PURCHASE PRICE. The aggregate purchase price of the Option Shares shall be $612,500.

     5. PAYMENT OF PURCHASE PRICE. The purchase price of the Option Shares purchased shall be paid in its entirety in cash at the closing of the sale and purchase of the Option Shares.

     6. PROCEDURE FOR EXERCISE OF OPTION AND CLOSING. The Option may be exercised at any time or from time to time during its term by Optionee's giving written notice to the Optionor pursuant to Section 9 of this Agreement. Such notice shall specify a date, which shall not be less than fifteen (15) nor more than thirty (30) days after the date of such notice, as the date on which the Option Shares in their entirety will be taken up and payment made therefor in cash, certified or bank cashier's check, or their equivalent. In the event of any failure to pay for Option Shares on the date set forth in the notice, the exercise of the Option shall become void, but the Option shall remain in full force and effect and may be exercised in full thereafter. Upon payment of the purchase price for the Option Shares, Optionor shall deliver the one or more stock certificates representing the Option Shares, in good form and duly endorsed for transfer or accompanied by a duly executed stock power. In the event that the number of shares represented by the one or more stock certificates delivered by Optionor pursuant to the preceding sentence exceeds the number of Option Shares then being purchased by Optionee, Optionee shall cause one or more other stock certificates representing the residual Option Shares not purchased to be issued in the name of and delivered to Optionor. Optionor agrees at all times hereafter to execute any document or instrument, and take any action, immediately upon Optionee's request, as Optionee may desire in order to perfect in Optionee title to the Option Shares hereafter conveyed by Optionor to Optionee pursuant to any exercise of the Option.

     In addition to the preceding, if Optionee completes a private placement of the securities of Optionee for an aggregate purchase price of at least $3.0 million, then Optionee shall immediately exercise the Option.

     7.     ADJUSTMENTS.

     (a) If the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or a dividend in shares of Common Stock shall be paid in respect of shares of Common Stock, the $0.17 and $2.00 figures contained in the definition of "Retained Shares" in Section 1 above or any adjusted figures based on prior similar events in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the $0.17 and $2.00 figures contained in the definition of "Retained Shares" in
Section 1 above or any adjusted figures based on prior similar events in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the $0.17 and $2.00 or related adjusted figures, the Maximum Number of Shares and the Minimum Number of Shares contained in the definition of "Retained Shares" in Section 1 above shall be changed to the number determined by dividing (i) the figures in effect for the Maximum Number of Shares and the Minimum Number of Shares immediately prior to such adjustment, multiplied by the related $0.17 and $2.00 or related adjusted figures in effect immediately prior to such adjustment, by (ii) the adjusted figures in effect immediately after such adjustment.

     (b) If there shall occur any capital reorganization or reclassification of the shares of Common Stock (other than a change in par value or a subdivision or combination as provided for in subsection (a) immediately above), or any consolidation or merger of the Company with or into another corporation, or a transfer of all or substantially all of the assets of the Company, or the payment of a liquidating distribution then, as part of any such reorganization, reclassification, consolidation, merger, sale or liquidating distribution, lawful provision shall be made so that Optionee shall have the right thereafter to receive upon the exercise hereof (to the extent, if any, still exercisable) the kind and amount of shares of stock or other securities or property which Optionee would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger, sale or liquidating distribution, as the case may be, Optionee had held the number of shares of Common Stock which were then purchasable upon the exercise of the Option. In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of Optionee such that the provisions set forth in this Section 7 (including provisions with respect to adjustment of the $0.17 and $2.00 or related adjusted figures) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of the Option.

     8. BINDING EFFECT AND PROHIBITION OF PLEDGE. If any of the Option Shares are transferred, the Option Shares transferred shall remain subject to the Option, which may be exercised with respect to such Option Shares in accordance with the provisions hereof. Optionor hereby agrees that, so long as the Option is in effect, Optionor will not pledge any of the Option Shares, and that any purported pledge shall be null and void.

     9. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given if personally delivered or mailed, registered or certified, return receipt requested, with postage prepaid, five (5) days after deposit in the United States mail addressed to the appropriate party at the address set forth beneath such party's name below or to such other address for notice as any party shall hereafter notify the other parties in writing, from time to time.

     10. LEGEND. All certificates representing the Option Shares shall be endorsed on the back thereof substan-tially as follows:

     CERTAIN OF THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUB-JECT TO AN OPTION IN FAVOR OF AVSTAR AVIATION GROUP, INC., A COLORADO CORPORATION, GRANTED PURSUANT TO A STOCK OPTION AGREEMENT.

     Such  certificates  may  be  endorsed  on  the  front  there-of as follows:

     SEE  RESTRICTIONS  ON  TRANSFER  HEREOF  ON  REVERSE  SIDE.

     11. SPECIFIC PERFORMANCE. Optionor hereby acknowledges that the Option Shares are unique personal property, and that if the Optionor fails to tender the Option Shares pursuant to a proper exercise of the Option, a court of competent jurisdiction shall be entitled to enforce specifically this Agreement and to require Optionor to tender the Option Shares as required hereby.

     12. ATTORNEYS FEE. The party prevailing in any lawsuit brought by either party with respect to this Agreement shall be entitled to recover from the losing party all reasonable attorney fees and costs incurred by the prevailing party.

     13. COMPLETE AGREEMENT AND AMENDMENTS. This Agreement contains the complete agreement between the parties and supersedes all other prior or contemporaneous agreements or understanding, written or oral. This Agreement may not be amended or modified otherwise than through a written amendment signed by both parties.

     IN WITNESS WHEREOF, the undersigned have set their hands hereunto as of the date first above written.

"OPTIONOR"                              "OPTIONEE"

                                         AVSTAR  AVIATION  GROUP,  INC.,
                                         a  Colorado  corporation
_____________________________________
     Kenneth  W.  Langston
                                         By:__________________________________

Address:     ________________________    Name:________________________________

          ________________________       Title:  _____________________________
                                         Address:     3600  Gessner,  Suite  220
                                                      Houston,  Texas  77063